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                                                                     EXHIBIT 1.1







                                5,000,000 SHARES

                         PEDIATRIX MEDICAL GROUP, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                                   July __, 1996
DEAN WITTER REYNOLDS INC.
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
HAMBRECHT & QUIST LLC
SMITH BARNEY INC.


As Representatives of the several Underwriters
c/o            Dean Witter Reynolds Inc.
               2 World Trade Center
               65th Floor
               New York, New York 10048


Dear Sirs:

     1. Introductory. Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), and the selling shareholders named in Schedule B hereto (the "Selling Shareholders") propose to sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters"), an aggregate of 5,000,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company. The aggregate of 5,000,000 shares so to be sold by the Company and the Selling Shareholders is herein called the "Firm Stock". The selling shareholders named in Schedule C hereto (the "Option Selling Shareholders") also propose to sell severally to the Underwriters, on a pro rata basis, at the option of the Underwriters, an aggregate of not more than 750,000 additional shares of Common Stock as provided in Section 3 of this Agreement. The aggregate of 750,000 shares so proposed to be sold is herein called the "Optional Stock". The Firm Stock and the Optional Stock are collectively referred to herein as the "Stock". The Selling Shareholders and the Option Selling Shareholders are sometimes collectively referred to herein as the "Selling Securityholders". Dean Witter Reynolds Inc. and the other Representatives are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives".

     Before the purchase and public offering of the Stock by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Stock will be governed by this







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Agreement, as supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement,this Agreement shall be deemed to incorporate the Pricing Agreement.

     2. (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date"), that:

                 (i) A registration statement on Form S-1 (File No. 333-____)
            with respect to the Stock, a copy of which has heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act; and the Company has so prepared and proposes so to file prior to the effective date of such registration statement an amendment to such registration statement including the final form of prospectus (which may omit such information as permitted by Rule 430A of the Rules and Regulations). Such registration statement as amended and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations) are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If the Company elects to rely on Rule 434 under the Rules and Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under Rules and Regulations (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-____) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act.

                 (ii) When the Registration Statement becomes effective and as of the Representation Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations. At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement becomes effective and as of the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Date (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any



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            Underwriter, directly or through the Representatives, or by any
            Selling Securityholder, specifically for use in the preparation thereof.

                 (iii) Subsequent to the respective dates as of which
            information is given in the Registration Statement and Prospectus and except as set forth or contemplated in the Prospectus, (A) neither the Company nor any of its subsidiaries or the professional associations and partnerships which are separate legal entities that contract with the Company to provide physician services in certain states and Puerto Rico (the "PA Contractors") has incurred any liabilities or obligations (indirect, direct or contingent) or entered into any oral or written agreements or other transactions not in the ordinary course of business that, singly or in the aggregate, are material to the Company and its subsidiaries and PA Contractors considered as a whole or that result in a material reduction in the earnings of the Company and its subsidiaries and PA Contractors considered as a whole, (B) neither the Company nor any of its subsidiaries or PA Contractors has sustained any loss or interference with its business or properties from strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, singly or in the aggregate, is material to the Company and its subsidiaries and PA Contractors considered as a whole, (C) there has been no material change in the indebtedness of the Company, no change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) there has not been any material adverse change in the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries and PA Contractors considered as a whole, whether or not arising in the ordinary course of business.

                 (iv) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the (i) Company and its consolidated subsidiaries and PA Contractors, (ii) Neonatal and Pediatric Intensive Care Medical Group, Inc., (iii) Neonatal Specialists, Ltd., (iv) Pediatric and Newborn Consultants, PC, (v) Rocky Mountain Neonatology, P.C. and (vi) West Texas Neonatal Associates at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus except for the omission of certain footnote disclosures from the unaudited financial statements. The selected financial data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" fairly presents, on the basis stated in the Registration Statement, the information set forth therein. The pro forma financial statements of the Company and its consolidated subsidiaries and PA Contractors and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                 (v) Coopers & Lybrand L.L.P., who have expressed their
            opinions on the audited financial statements and related schedules included in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                 (vi) The Company and each of its subsidiaries and PA
            Contractors have been duly organized and are validly existing and in good standing as a corporations, partnerships or professional corporations under the laws of their respective jurisdictions of organization, with corporate power and authority to own, lease and operate their properties and to conduct their businesses as described in the Registration Statement and Prospectus; and the Company is and




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            each of such subsidiaries and PA Contractors are duly qualified to do business and in good standing as a foreign corporations, partnerships or professional corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification, except where the failure to be so qualified would not singly or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries and PA Contractors considered as a whole (a "Material Adverse Effect")

                 (vii) The Company has authorized, issued and outstanding
            capital stock as set forth under the "Capitalization" section of the Prospectus; the issued and outstanding shares of Common Stock (including the outstanding shares of the Stock) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and are listed on the Nasdaq National Market System; the stockholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company and all outstanding shares of capital stock of each corporate subsidiary and PA Contractor have been duly authorized and validly issued, and are fully paid and nonassessable; and the outstanding shares of capital stock of each corporate subsidiary are owned directly by the Company or by another subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

                 (viii) The Stock to be issued and sold by the Company to the
            Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the Pricing Agreement, will be duly and validly issued and fully paid and nonassessable and will conform to the description thereof in the Prospectus.

                 (ix) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or PA Contractors is a party or of which any property of the Company or any subsidiary or PA Contractor is the subject, that are required to be disclosed in the Registration Statement (other than as described therein), or which, if determined adversely to the Company or any subsidiary or PA Contractor, would individually or in the aggregate result in a Material Adverse Effect or which might materially and adversely affect the consummation of this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                 (x) The contractual relationships between (a) the Company and its PA Contractors ("Management Services Contracts") and (b) the Company and certain hospitals and the PA Contractors and certain hospitals (collectively, "Hospital Contracts") do not , to the best of the Company's knowledge, violate any federal or state health care laws and regulations in such jurisdictions in which the Company or the PA Contractors are doing business that are applicable to such relationships, including but not limited to those laws governing the corporate practice of medicine, medical practices, professional corporations, fee splitting, fraud and abuse and self-referral where such violation, singly or in the aggregate would have a Material Adverse Effect.

                 (xi) Neither the Company nor any of its subsidiaries or PA
            Contractors is, or with the giving of notice or passage of time or both would be, in breach or violation of any of the terms or provisions of or in default under (A) any statute, rule or regulation applicable to the Company or any of its subsidiaries or PA Contractors, (B) any indenture, lease, mortgage, deed of trust, note or other material contract, agreement or instrument to which the Company or such subsidiary or PA Contractor is a party or by which it may be bound, (C) its certificate of incorporation, by-laws or other organizational documents, and (D) any order, decree or judgment of any court of governmental agency or body having jurisdiction over the Company or any of its



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            subsidiaries or PA Contractors, in each case (other than clause (C)
            of this Section 2(a)(xi)), where such breach, violation or default would result in a Material Adverse Effect. The performance of this Agreement and the consummation of the transactions herein contemplated will not, with the giving of notice or passage of time or both, result in a breach or violation of any of the terms or provisions of or constitute a default under (W) any statute, rule or regulation, to the knowledge of the Company, that is applicable to the Company or any of its subsidiaries or PA Contractors, (X) any indenture, mortgage, lease, deed of trust, note or other material contract, agreement or instrument to which the Company or any of its subsidiaries or PA Contractors is a party or by which it is bound,
            (Y) the Company's or any such subsidiary's or PA Contractor's certificate of incorporation, by-laws or other organizational documents, or (Z) any order, decree judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or PA Contractors or any of their respective properties.

                 (xii) No labor dispute with the employees of the Company or any of its subsidiaries or PA Contractors exists or, to the Company's knowledge, is imminent.

                 (xiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the issuance and sale of the Stock by the Company or for the consummation by the Company of the transactions contemplated by this Agreement, including, without limitation, the use of proceeds from the sale of Stock to be sold by the Company in the manner contemplated in the Prospectus under caption "Use of Proceeds," except such as may be required by the National Association of Securities Dealers, Inc. ("NASD") or under the Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

                 (xiv) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

                 (xv) The Company and its subsidiaries and PA Contractors own or have obtained valid licenses for all trademarks, trademark registrations, service marks, service mark registrations, trade names and copyrights described in the Prospectus as being owned, licensed or used by the Company or any of its subsidiaries or PA Contractors or that are necessary for the conduct of their respective business as described in the Prospectus (collectively, "Intellectual Property") and neither the Company nor any of its subsidiaries or PA Contractors is aware of any claim (or of any facts that would form a reasonable basis for any claim) to the contrary or any challenge by any third party to the rights of the Company or any of its subsidiaries or PA Contractors with respect to any such Intellectual Property or to the validity or scope of any such Intellectual Property and neither the Company nor any of its subsidiaries or PA Contractors has any claim against a third party with respect to the infringement by such third party of any such Intellectual Property, which claims or challenges, if adversely determined, would, singly or in the aggregate, have a Material Adverse Effect.

                 (xvi) The Company and its subsidiaries and PA Contractors have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances as are necessary to own, lease or operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus ("Licenses") and all such Licenses are valid and in full force and effect, except where the failure to possess such Licenses would not have a Material Adverse Effect. The Company and each of its subsidiaries and PA Contractors are in compliance in all material respects with their respective obligations under such Licenses and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation, suspension or termination of any such License, except where such revocation, suspension or termination would not have a Material Adverse Effect. No such License contains a burdensome restriction on the Company or any of its subsidiaries or PA Contractors that is not adequately disclosed in the Registration Statement and the Prospectus.



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                 (xvii) The Company is not an "investment company" or an entity
            "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (xviii) The Company and its subsidiaries and PA Contractors have good and marketable title to all real properties, and good title to all personal property owned by the Company and its subsidiaries and PA Contractors, free and clear of any mortgage, pledge, lien, security interest, claim or encumbrance of any kind, except as disclosed in the Prospectus, that materially interferes with the use of such properties or the conduct of the business of the Company and its subsidiaries or PA Contractors considered as a whole; and all properties held under lease or sublease by the Company or its subsidiaries or PA Contractors are held under valid, subsisting and enforceable leases or subleases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such properties by the Company or its subsidiaries or PA Contractors.

                 (xix) The Company and its subsidiaries and PA Contractors
            maintain accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed with management's authorization, (B) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's authorization and
            (D) the reported accountability of assets is compared with existing assets at reasonable intervals.

                 (xx) The Company has complied, and will continue to comply, in all material respects, with all provisions of Section 517.075 of the Florida Statutes (Chapter 92-198, Laws of Florida) and the rules thereunder.

           (b) Any certificate signed by an officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

           (c) Representations, Warranties and Agreements of the Selling Securityholders. Each Selling Securityholder represents and warrants to, and agrees with, the several Underwriters that:

                 (i) Such Selling Securityholder has full right, power and
            authority to enter into this Agreement, the Pricing Agreement, the custody agreement (the "Custody Agreement") and the power of attorney ("Power of Attorney"). Such Selling Securityholder has duly executed and delivered this Agreement and the Pricing Agreement. The Custody Agreement and the Power of Attorney have been duly executed and delivered on behalf of each Selling Securityholder and the Custody Agreement and the Power of Attorney constitute the valid and binding agreements of such Selling Securityholder enforceable against such Seller Securityholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principals of equity.

                 (ii) Such Selling Securityholder has full right, power and authority to sell, transfer, assign and deliver the Stock being sold by such Selling Securityholder hereunder. Immediately prior to the delivery of the shares of Stock being sold by such Selling Securityholder, such Selling Securityholder was the sole registered owner of such shares of Stock and had good and valid title




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            to such shares of Stock, free and clear of all adverse claims as defined in Section 8-302 of the Uniform Commercial Code and, upon registration of such shares of Stock in the names of the Underwriters or their nominees, assuming that such purchasers purchased such shares of Stock in good faith without notice of any adverse claims as defined in Section 8-302 of the Uniform Commercial Code, such purchasers will have acquired all the rights of such Selling Securityholder in such shares of Stock free of any adverse claim, any lien in favor of the Company or restrictions on transfer imposed by the Company.

                 (iii) The performance of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions Securityholder, or any indenture, mortgage, deed of trust, note or herein and therein contemplated will not, with the giving of notice other material contract, agreement or instrument to which such or the passage of time or both, result in a breach or violation of Selling Securityholder is a party or by which it is bound, or any any of the terms or provisions of or constitute a default under any judgment, order or decree of any court or governmental agency or statute, rule or regulation applicable to such Selling body having jurisdiction over such Selling Securityholder or any of its properties, or, if such Selling Securityholder is a corporation, the certificate or articles of incorporation or by-laws of such Selling Securityholder.

                 (iv) Without the prior written consent of Dean Witter Reynolds
            Inc. on behalf of the Underwriters, such Selling Securityholder will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the offering (the Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer of dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for (a) the exercise of outstanding options granted by the Company pursuant to any options granted or to be granted pursuant to any employee or non-employee director stock option plans (but not the sale, distribution, pledge, hypothecation or other disposition of shares of Common Stock received upon exercise of such option), (ii) the transfer of shares of Common Stock by a Selling Shareholder that is a partnership or any affiliated partner or to any partner of such Selling Shareholder and (iii) the transfer of shares of Common Stock disposed of as bona fide gifts.

                 (v) Such Selling Securityholder has duly executed and
            delivered (A) the Power of Attorney appointing Roger J. Medel and Cathy J. Lerman, and each of them, as attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Securityholder, to authorize the delivery of the shares of Stock to be sold by such Selling Securityholder hereunder and otherwise to act on behalf of such Selling Securityholder in connection with the transactions contemplated by this Agreement, and (B) the Custody Agreement appointing the Company, as Custodian, to hold in custody for delivery under this Agreement certificates for the shares of Stock to be sold by such Selling Securityholder hereunder.

                 (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Securityholder of the transactions contemplated by this Agreement, except such as may be required by the NASD or




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
            under the Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

                 (vii) Such Selling Securityholder has not (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Stock or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (viii) All information furnished or to be furnished to the
            Company by or on behalf of such Selling Securityholder for use in connection with the preparation of the Registration Statement and the Prospectus, insofar as it relates to such Selling Securityholder, is or will be true and correct in all respects and, with respect to the Registration Statement, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, with respect to the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (ix) Nothing has come to such Selling Securityholder's
            attention that has caused such Selling Securityholder to believe that (A) at the time the Registration Statement becomes effective and at the Representation Date, it will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus, at the time the Registration Statement becomes effective and as of the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Date, the Prospectus will include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations, warranties and agreements in this subsection (ix) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

     Each Selling Securityholder agrees that the shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the other Selling Securityholders and the Company hereunder, and that the arrangement for such custody and the appointment of the Attorneys-in-fact (under the Power of Attorney) are irrevocable; that the obligations of such Selling Securityholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Securityholder, or any other event, that if such Selling Securityholder should die or become incapacitated or any other event occur, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Securityholder shall be delivered on behalf of such Selling Securityholder in accordance with the terms and conditions of this Agreement, the Custody Agreement and the Power of Attorney, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity or other event.




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
     Each Selling Securityholder further agrees that neither such Selling Securityholder nor any of its officers, directors, or affiliates will (a) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that could reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any of the shares of the Stock, (b) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Stock or (c) pay to or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

     3. Purchase by, and Sale and Delivery to, Underwriters; Closing Date. On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth: (i) the Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the Firm Stock, with the number of shares to be sold by each Selling Shareholder being set opposite his name in Schedule B and (ii) the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders at the price per share set forth in the Pricing Agreement, the number of shares of Firm Stock set forth opposite their names in Schedule A (except as otherwise provided in the Pricing Agreement), subject to adjustment in accordance with Section 11 hereof. The number of shares of Firm Stock to be purchased by each Underwriter from each Selling Shareholder hereunder shall bear the same proportion to the total number of shares of Firm Stock to be purchased by such Underwriter hereunder as the number of shares of Firm Stock being sold by each Selling Shareholder bears to the total number of shares of Firm Stock, subject to adjustment by the Representatives to eliminate fractions.

     If the Company has elected not to rely upon Rule 430A under the Rules and Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Firm Stock each have been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

If the Company has elected to rely upon Rule 430A under the Rules and Regulations, the purchase price per share to be paid by the several
Underwriters for the Firm Stock shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Firm Stock sahll be a fixed price to be determined by agreement between the Representatives, the Company and the Selling Shareholders. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

     The Company and the Selling Securityholders will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Securityholders given at or prior to 12:00 Noon, New York Time, on the business day preceding the Closing Date or, if no such direction is received, in the names of the respective Underwriters in the amount set forth opposite each Underwriter's name on Schedule A hereto), against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House or similar next day funds, payable to the order of the Company, and the Company as custodian for the Selling Securityholders, all at the offices of Latham & Watkins, 855 Third Avenue,
Suite 1000, New York, New York 10022. The time and date of delivery and closing shall be at 10:00 a.m., New York Time, the fourth full business day after the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third full business day after execution of the Pricing Agreement); provided, however, that such date and time may be accelerated or extended by agreement among the Company, the Selling Securityholders and the Representatives or postponed pursuant to the provisions of Section 12 hereof. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The Company and the Selling Securityholders shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 3:00 p.m., New York Time, on the business day preceding the Closing Date.

     In addition, for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Option Selling Shareholders hereby grant the Underwriters an option to purchase, severally and not jointly, up to 750,000 shares in the aggregate of the Optional Stock. The purchase price per share to be paid for the Optional Stock shall be the same price per share as the price per share for the Firm Stock. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time not more than 30 days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Option Selling Shareholders.

     The option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving written notice to the Option Selling Shareholders setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Such date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date) is herein called the "Option Closing Date" and shall be not later than 10 days after written notice is given. All purchases of Optional Stock from the Option Selling Shareholders shall be made on a pro rata basis. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriters name in Schedule A hereto bears to the total number of shares of Firm Stock, subject to adjustment by the Representatives to eliminate odd lots. Upon exercise of the option by the Representatives, the Option Selling Shareholders agree to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly, subject to the terms and conditions herein set forth, to purchase such shares of Optional Stock.

     The Option Selling Shareholders will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Option Selling Shareholders given at or prior to 12:00 Noon, New York Time, on the business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House or similar next day funds, payable to the order of the Company, and the Company as custodian for the Option Selling Shareholders, all at the offices of Latham & Watkins, 855 Third Avenue, Suite 1000, New York, New York 10022. The Option Selling Shareholders shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters, not later than 3:00 p.m., New York Time, on the business day preceding, the Option Closing Date.

     It is understood that Dean Witter Reynolds Inc. or other Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or to the Selling Securityholders on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Dean Witter Reynolds Inc. or other Representatives shall not relieve such Underwriter or Underwriters from any of their other obligations hereunder.

     After the Registration Statement becomes effective, the several Underwriters propose to make an initial public offering of the Firm Stock at the initial public offering price. The Representatives shall promptly advise the Company and the Selling Securityholders of the making of the initial public offering.

     4. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

           (a) The Company will use its best efforts to cause the Registration Statement to become effective under the Act, will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. If the Company elects to rely on Rule 434 under the Rules and Regulations, the Company will prepare a "term sheet" that complies with the requirements of Rule 434 under the Rules and Regulations. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Rules and Regulations by the close of business in New York in the business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with the copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the 434 Prospectus in accordance with Rule 424(b) of the Rules and Regulations by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

           (b) The Company will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filings thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Act and the Rules and Regulations.

           (c) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424 of the Rules and Regulations or any term sheet prepared in reliance on Rule 434 of the Rules and Regulations) which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

           (d) If any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Act any event relating to or affecting the Company or any of its subsidiaries or PA Contractors occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact to make the statements therein in light of the circumstances under which they were made not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus (in form and substance satisfactory to counsel to the Underwriters) which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may he necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

           (e) The Company will deliver to the Representatives, at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto including all financial statements and exhibits thereto and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the

      Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

           (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Act, covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule
      158) of the Registration Statement.

           (g) The Company will cooperate with the Representatives to enable the Stock to be qualified for sale under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such information as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock.

           (h) For so long as the Company is subject to the informational requirements of the Exchange Act, the Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to the Representatives copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or the NASD.

           (i) The Company will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

           (j) The Company will use the net proceeds received by it from the sale of the Stock in the manner specified in the Prospectus under "Use of Proceeds."

           (k) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act.

           (l) During a period of 90 days from the date of the Pricing Agreement, the Company will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible into Common Stock except for options granted or Common Stock issued pursuant to reservations, agreements or employee benefit or stock plans disclosed in the Registration Statement.

           (m) At the time this Agreement is executed, the Company shall have furnished to the Representatives a letter from each officer, director and shareholder of the Company listed on Schedule D attached hereto addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person at the time this Agreement is signed or hereafter acquired or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the date of the Pricing Agreement without the prior written consent of the Representatives, other than shares of Common Stock disposed of as bona fide gifts.

      5. Payment of Expenses. The Company will pay (directly or by reimbursement) all expenses incident to the performance of the obligations of the Company and of the Selling Securityholders under this Agreement, including but not limited to all expenses and taxes incident to delivery of the Stock to the Representatives, the underwriting commission, all expenses incident to the registration of the Stock under the Act and the printing of copies of the Registration Statement, each preliminary Prospectus, the Prospectus, any amendments or supplements thereto including any term sheet delivered by the Company pursuant to Rule 434 of the Rules and Regulations, the "Blue Sky" memorandum, the Selling Securityholders' Powers of Attorney, the Custody Agreement, the Agreement Among Underwriters and this Agreement and furnishing the same to the Underwriters and dealers except as otherwise provided in Sections 4(d) and 4(e) the fees and disbursements of the Company's counsel and accountants, all filing and printing fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incurred in connection with qualification of the Stock for sale under the laws of such jurisdictions as the Representatives may designate, all fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) paid or incurred in connection with filings made with the NASD, the fees and expenses incurred in connection with listing to the Stock on the Nasdaq National Market System, the costs of preparing stock certificates, the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its their obligations hereunder which are not otherwise specifically provided for in this Section, provided, however, that each of the Selling Securityholders will pay the underwriting commissions incident to the performance of their obligations under this Agreement.

      6. Indemnification and Contribution.

           (a) The Company agrees to indemnify and hold harmless each Underwriter, each employee, officer, partner, director and agent of the Underwriter, and each person, if any, who controls such Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including, except as otherwise provided below, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other federal or state statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided that the Company shall not be liable with respect to any claims made against any Underwriter or any such employee, officer, partner, director or agent or any such controlling person under this subsection unless such Underwriter, employee, officer, partner, director or agent or controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

      Underwriter, employee, officer, partner, director or agent or controlling person (such notification by an Underwriter shall suffice as notification on behalf of its officers, partners, directors, employees, agents and controlling persons), but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Underwriter or controlling person otherwise than on account of the indemnity agreement contained in this Section 6(a).

           The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense for misstatements or omissions in a Preliminary Prospectus of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to such Underwriter or indemnified person, as the case may be. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or other indemnified person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or other indemnified person or persons, and the Company and such Underwriter or Underwriters or other indemnified person or persons have been advised by counsel that one or more legal defenses may be available to them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel, provided that the Company shall not be responsible for the fees and expenses of more than one counsel for the Underwriters. The Company shall not be liable to indemnify any person for any settlement of such claim effected without the Company's consent, which shall not be unreasonably withheld. The Company will not, without the prior written consent, which shall not be unreasonably withheld, of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or other indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent
      (i) includes an unconditional release of such Underwriter and each such other indemnified person or persons from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to or as admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The Company agrees that a breach of the preceding sentence shall cause irreparable harm to the Underwriters and that the Underwriters shall be entitled to injunctive relief from any appropriate court ordering specific performance of said provision. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

           (b) Each Selling Securityholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each employee, officer, partner, director and agent of the Underwriter and each person, if any, who controls such Underwriter with the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including, except as otherwise provided below, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that such Selling Securityholder shall not be liable with respect to any claims made against any Underwriter or any such employee, officer, partner, director or agent or any such controlling person under this subsection unless such Underwriter, or employee, officer, partner, director or agent or controlling person shall have notified such Selling Securityholder in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or employee or agent or controlling person (such notification by an Underwriter shall suffice as notification on behalf of its officers, partners, directors, employees, agents or controlling persons), but failure to notify such Selling Securityholder of such claims shall not relieve such Selling Securityholder from any liability which such Selling Securityholder may have to such Underwriter or employee or agent or controlling person otherwise than on account of its indemnity agreement contained in this Section 6(b); and provided, further, that each Selling Securityholder shall only be liable under this paragraph for that proportion of any such losses, claims, damages, liabilities or expenses which the number of shares of the Stock set forth opposite such selling Securityholder's name in Schedule B and Schedule C hereto bears to the total number of shares of Stock sold hereunder and in no event shall such liability exceed the net proceeds received by such Selling Securityholder from the sale of the Stock hereunder.

           Such Selling Securityholder shall be entitled to participate at his own expense in the defense, or, if he so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Selling Securityholder elects to assume the defense, such defense shall be conducted by counsel chosen by such Selling Securityholder and reasonably satisfactory to such Underwriter or indemnified person, as the case may be. In the event that any Selling Securityholder elects to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or other indemnified person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Selling Securityholder shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or other indemnified person or persons and such Selling Securityholder and such Underwriter or Underwriters or other indemnified person or persons have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to such Selling Securityholder, in which case such Selling Securityholder shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel, provided the Selling Securityholder shall not be responsible for the fees and expenses of more than one such counsel. The Selling Securityholder against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of such claim effected without such Selling Securityholder's consent which shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability which such Selling Securityholder might otherwise have.

           (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act and each Selling Securityholder and each person, if any, who controls a Selling Securityholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof;

      provided, however, that in no case is such Underwriter to be liable with respect to any claims made against the Company or any person against whom the action is brought unless the Company or such person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to the Company or such person otherwise than on account of its indemnity agreement contained in this paragraph.

           Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Company or such person, as the case may be. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, said employees, agents, officers and directors and any other Underwriter or Underwriters or employee or employees or agent or agents or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, provided the Underwriters shall not be responsible for the fees and expenses of more than one such counsel. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent which shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

           (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Securityholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Securityholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Securityholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Further, notwithstanding the provisions of this subsection, no Selling Securityholder shall be required to contribute any amount that, together with the amount of any damages which such Selling Securityholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, exceeds the limit of such Selling Securityholder's liability prescribed by subsection (b) of this Section 6. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

      7. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Securityholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Securityholders, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

      8. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, the Representation Date and the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties made herein by the Company and the Selling Securityholders, to the accuracy of the statements of the Company's officers or directors in any certificate furnished pursuant to the provisions hereof, to compliance at and as of such Closing Date by the Company and the Selling Securityholders with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date, and to the following additional conditions:

           (a) The Registration Statement shall become effective not later than 3:00 p.m., New York City time, on the date hereof or, with the consent of the Representatives, at a later time and date, not later, however, than 5:30 p.m., New York City time on the first business day following the date hereof, or at such later date as may be approved by a majority in interest of the Underwriters, and at such Closing Date (i) no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives, and
      (ii) there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Stock, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Stock and any price related information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and before the Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

           (b) At the time of execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated the date of such execution, in form and substance previously approved by the Representatives, and to the effect that:

                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries and PA Contractors within the meaning of the Act and the Rules and Regulations;

                 (ii) In their opinion, the consolidated financial statements and supporting schedules audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder;

                 (iii) The unaudited selected financial information with
            respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for the five such fiscal years; and

                 (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited consolidated interim financial statements of the Company as included in the Registration Statement and the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries and PA Contractors, inspection of the minute books of the Company and its subsidiaries and PA Contractors since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries and PA Contractors responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, they have made the following inquiries of certain officials of the Company:

                       (A) the unaudited consolidated statements of income,
                  consolidated balance sheets and consolidated statements of cash flows included in the Prospectus (I) are in conformity with generally accepted accounting principles applied in a basis substantially consistent with that of the audited financial statements included in the Prospectus, and (II) and comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                       (B) as of a specified date not more than five days prior
                  to the date of such letter, there has been no change in the consolidated capital stock of the Company (other than issuances of capital stock upon exercise of options, and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included in the Prospectus) or no increase in the consolidated long-term debt of the Company and consolidated subsidiaries and PA Contractors, any decrease in the consolidated net current assets and stockholders' equity or any change in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                       (C) for the period from the date of the latest financial
                  statements included in the Prospectus to the specified date referred to in Clause (B) there was no decrease in consolidated net patient service revenues or the total or per share amounts of consolidated net income or other items specified by the Representatives, or no increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                 (v) In addition to the audit referred to in their report(s)
            included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries and PA Contractors, which appear in the Prospectus or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and PA Contractors and have found them to be in agreement; and

                 (vi) In addition, they have carried out certain specified
            procedures, not constituting an examination in accordance with generally accepted auditing standards with respect to the pro forma condensed consolidated financial statements including reading of the unaudited pro forma condensed consolidated financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures and inquiries of certain officials of the Company and its consolidated subsidiaries and PA Contractors who have responsibility for financial and accounting matters as to whether all significant assumptions regarding the business combination have been reflected in the pro forma adjustments and whether the unaudited pro forma condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulations S-X and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

           (c) The Representatives shall have received from Coopers & Lybrand, L.L.P. a letter, dated the Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as though made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (b) of this Section 8, except that the specified date will be a date not more than five business days prior to the Closing Date.

           (d) The Representatives shall have received from Greenberg, Traurig, Hoffman, Lipoff Rosen & Quentel, counsel for the Company, an opinion dated the Closing Date, to the effect that:

                 (i) The Company (a) has been incorporated under the Florida
            Business Corporation Act (the "FBCA") and its status is active; (b) was organized under the FBCA; and (c) has the corporate power to conduct its business as described in the Prospectus. To our best knowledge, the Company is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business (collectively, the "Permits"), except for such Permits the failure to so possess or comply with would, not singly or in the aggregate, have a Material Adverse Effect; and the Company is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not, singly or in the aggregate, have a Material Adverse Effect.

                 (ii) We have reviewed (i) the contractual relationships (a)
            between the Company and its PA Contractors ("Management Services Contracts") and (b) between the Company and certain hospitals and between the PA Contractors and certain hospitals (collectively, "Hospital

            Contracts") and (ii) the federal and state health care laws and regulations in the jurisdictions in which the Company or the PA Contractors are doing business that are applicable to such relationships, including but not limited to those laws governing the corporate practice of medicine, medical practices, professional corporations, fee splitting, fraud and abuse and self-referral. We are of the opinion as of the date hereof, that the Management Services Contracts and the Hospital Contracts do not violate any such federal or state law or present regulation in any jurisdiction in which the Company or a PA Contractor is doing business, except where such violation would not, singly or in the aggregate, have a Material Adverse Effect.

                 (iii) The Company has authorized, and to the best knowledge of such counsel, outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all outstanding shares of Common Stock (including the shares of Firm Stock of Optional Stock delivered on the date hereof) conform in all material respects to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable, and the stockholders of the Company have no statutory preemptive rights or, to the best knowledge of such counsel, similar rights with respect to any shares of capital stock of the Company.

                 (iv) Except as disclosed in the Prospectus, to the best of such counsel's knowledge, there are no legal or governmental proceedings pending other than those set forth under the heading "Business -- Proceedings" in the Prospectus to which the Company or any of its subsidiaries or PA Contractors is a party or of which any property of the Company or any subsidiary or PA Contractor is the subject, which individually or in the aggregate, if adversely determined, would have a Material Adverse Effect; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others.

                 (v) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company; and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any Federal or Florida statute, indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement or instrument known to such counsel to which the Company is a party or by which it is bound, the Company's articles of incorporation or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties (except any state securities or "Blue Sky" rules or regulations, as to which we render no opinion).

                 (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Pricing Agreement, except such as may be required under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction or by the NASD in connection with the purchase and distribution of the Stock by the Underwriters.

                 (vii) The Registration Statement has become effective under the Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                 (viii) The Common Stock has been approved for listing on the
            Nasdaq National Market System. The Registration Statement on Form 8-A relating to the Common Stock has become effective under the Securities Exchange Act of 1934, as amended.

                 (ix) The Registration Statement and the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinions need be rendered), and each amendment or supplement thereto, as of their respective effective or issue dates and as of the Closing Date complied as to form in all materials respects with the requirements of the Act and the Rules and Regulations.

                 (x) The descriptions in the Registration Statement and
            Prospectus of contracts and other documents are accurate in all material respects and such descriptions fairly present in all material respects the information required to be show; and such counsel does not know of any legal or governmental proceedings or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus to be filed as exhibits to the Registration Statement or Prospectus which are not described and filed as required.

                 (xi) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (xii) To such counsel's knowledge, the Registration Statement
            (other than the financial statements and supporting schedules included therein, as to which no opinions need be rendered), at the time it became effective or at the Representation Date, did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which as been provided to the Underwriters by the Company for use in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it was first provided to the Underwriters for such use) or at the Closing Date, included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (xiii) The subsidiaries of the Company (the "Subsidiaries")
            and the PA Contractors, each (a) has been incorporated or organized under the laws of its respective jurisdiction of incorporation or organization and its status is active, (b) was organized under such laws and (c) has corporate power to conduct its respective businesses as described in the Prospectus, and each of such Subsidiaries and PA Contractors are duly qualified as foreign corporations, partnerships or professional corporations in good standing in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification, except where the failure to be so qualified would not singly or in the aggregate have a Material Adverse Effect.

                 (xiv) All outstanding shares of capital stock of the
            Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and to such counsel's knowledge, are owned by the Company free and clear of any liens, encumbrances, equities and claims.

           (e) The Representatives shall have received from (a) Hutchins, Wheeler & Dittmar, counsel for Summit Partners and (b) Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel for the Selling Securityholders other than Summit Partners, opinions dated the Closing Date to the effect that:

                 (i) Each Selling Securityholder has full right, power and
            authority to enter into this Agreement, the Pricing Agreement and the Custody Agreement. Each Selling Securityholder has duly executed and delivered this Agreement and the Pricing Agreement. The Custody Agreement has been duly executed and delivered on behalf of each Selling Securityholder and constitutes the valid and binding agreement of such Selling Securityholder enforceable against such Selling Securityholder in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting the enforcement of creditors' rights generally and to equitable principles.

                 (ii) Each Selling Securityholder has full right, power and authority to sell, transfer, assign and deliver the Stock being sold by such Selling Securityholder hereunder. Immediately prior to the delivery of the shares of Stock being sold by such Selling Securityholder, such Selling Securityholder was the sole registered owner of such shares of Stock and, upon registration of such shares of Stock in the names of the Underwriters or their nominees, assuming that such purchasers purchased such shares of Stock in good faith without notice of any adverse claims as defined in
            Section 8-302 of the Uniform Commercial Code, such purchasers will have acquired all the rights of such Selling Securityholder in such shares of Stock free of any adverse claim, or to the best of such counsel's knowledge, any lien in favor of the Company or restrictions on transfer imposed by the Company.

                 (iii) The performance of this Agreement, the Pricing Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not, with the giving of notice of passage of time or both, result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, rule or regulation applicable to any Selling Securityholder, or, to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which any Selling Securityholder is a party or by which it is bound, or any judgment, order or decree known to such counsel after due inquiry of any court or governmental agency or body having jurisdiction over the Selling Securityholder or any of their properties (except any state securities or "Blue Sky" rules or regulations, as to which we render no opinion) or, (a) if the Selling Securityholder is a corporation, the certificate or articles of incorporation and by-laws of the Selling Securityholder or (b) if the Selling Securityholder is a partnership, the partnership agreement or certificate of limited partnership of the Selling Securityholder.

                 (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any of the Selling Securityholders of the transactions contemplated by this Agreement and the Pricing Agreement.

                 (v) Any transfer taxes which are required to be paid in
            connection with the sale and delivery of the Stock to the Underwriters hereunder have been paid and all laws imposing such taxes have been fully complied with.

           (f) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, their opinion or opinions dated the Closing Date with respect to the validity of the Stock, the Registration Statement, the Prospectus and such other related matters as the Representatives may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon opinions of counsel satisfactory to the Representatives.
      The Company and the Selling Securityholders shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

           (g) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or the President and the chief financial or accounting officer on behalf of the Company to the effect that: (i) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (ii) subsequent to the respective dates as of which information is given in the Prospectus and except as contemplated in the Prospectus, neither the Company nor any of its subsidiaries or PA Contractors has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions, not in the ordinary course of business, which in either case are material to the Company and its subsidiaries and PA Contractors considered as a whole, whether or not arising in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries and PA

      Contractors considered as a whole, or any change in the capital stock or long-term debt of the Company and its subsidiaries and PA Contractors considered as a whole; (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or before the Closing Date; (iv) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date; and (v) between the execution of this Agreement and the Closing Date, the business operations conducted by the Company and its subsidiaries and PA Contractors have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole. As used in this Section 8(g), the term "Prospectus" means the Prospectus in the form first used to confirm sales of Stock.

           (h) The Representatives shall have received a certificate or certificates, dated such Closing Date, by or on behalf of each of the Selling Securityholders to the effect that as of the Closing Date its representations and warranties in this Agreement are true and correct as if made on and as of the Closing Date, and that it has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

           (i) The Company and each of the Selling Securityholders shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by them as to compliance at and as of the Closing Date by it with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and as to other conditions to the obligations of the Underwriters hereunder.

           (j) The Stock shall have been approved for listing on Nasdaq National Market System.

           (k) In the event the Underwriters exercise the option granted in
      Section 3 hereof to purchase all or any portion of the Optional Shares, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date, and you shall have received:

                 (i) A letter from Coopers & Lybrand L.L.P. in form and
            substance satisfactory to you and dated the Option Closing Date, substantially the same in scope and substance as the letter furnished to you pursuant to Section 8(b), except that the specified date in the letter furnished pursuant to this Section 8(k) shall be a date not more than five days prior to the Option Closing Date.

                 (ii) A certificate, dated the Option Closing Date, of the
            Chief Executive Officer or President and the chief financial or accounting officer of the Company confirming that the certificate delivered at the First Closing Date pursuant to Section 8(g) remains true as of the Option Closing Date.

                 (iii) A certificate, dated the Option Closing Date, of the
            Selling Shareholders confirming that the certificates delivered at the First Closing Date pursuant to Section 8(h) remain true as of the Option Closing Date.

                 (iv) The opinion of Greenberg, Traurig, Hoffman, Lipoff Rosen
            & Quentel, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Stock and otherwise to the same effect as the opinion required by Section 8(d).

                 (v) The opinions of (a) Hutchins, Wheeler & Dittmar, counsel for Summit Partners and (b) Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel for the Selling Securityholders other than Summit Partners, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, to the same effect as the opinions required by Section 8(e).

                 (vi) The opinion of Latham & Watkins, counsel for the
            Underwriters, dated the Option Closing Date, relating to the Optional Stock and otherwise to the same effect as the opinion required by Section 8(f).

     If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the First Closing Date, but the Representatives shall be entitled to waive any of such conditions.

     9. Termination. This Agreement may be terminated by the Representatives by notice to the Company and the Attorney-in-Fact for the Selling Securityholders if at or prior to the First Closing Date or the Option Closing Date, as the case may be, (i) trading in securities on the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on such system, or a banking moratorium shall have been declared by New York or United States authorities; (ii) there shall have been any adverse change in the financial markets in the United States, Japan or Europe or any outbreak or escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States that, in the judgment of the Representatives, makes it impracticable or inadvisable to offer, sell or deliver the Firm Stock or the Optional Stock as applicable, on the terms contemplated by the Prospectus or this Agreement; (iii) there shall have been since the execution of this Agreement or since the respective dates as of which information is given in the Prospectus any material adverse change in the condition (financial or otherwise), or business, prospects or results of operations of the Company and its subsidiaries and PA Contractors considered as a whole; (iv) there shall have been any material adverse development involving the business or properties or securities of the Company or any of its subsidiaries or PA Contractors or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer, sell or deliver the Firm Stock or Option Stock, as applicable, on the terms contemplated by the Prospectus or this Agreement; or (v) if there shall be any litigation, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock or the Optional Stock, as applicable, on the terms contemplated by the Prospectus or this Agreement. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first used to confirm sales of stock.

     10. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Representatives under
Section 8, Sections 9(iii), (iv) or (v) or Section 12, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligation pursuant to Section 6, hereof, the Company will reimburse the reasonable out-of-pocket expense of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives. In addition, the provisions of Section 6 shall survive any such termination.

     11. Default by Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on the First Closing Date or the Option Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares which the Underwriters are obligated to purchase on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than 10% of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such shares by other persons are not made within 48 hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or a part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company and the Selling Shareholders shall have the right to postpone the First Closing Date for a period of not more than five full business days, in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

     12. Default By Selling Securityholders or the Company. If one or more of the Selling Securityholders shall fail at the First Closing Date to sell and deliver the number of shares of Firm Stock which such Selling Securityholders are obligated to sell hereunder, and the remaining Selling Securityholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of shares of Stock to be sold by them hereunder to the total number to be sold by all Selling Securityholders as set forth in Schedule B, then the Underwriters may at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Securityholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the shares of Stock which this Company and the non-defaulting Selling Securityholders have agreed to sell hereunder; provided, however, that the Underwriters may not terminate this Agreement pursuant to clause (a) of this Section if the number of shares of Stock involved in that default does not exceed 10% of the total number of shares of Firm Stock.

     In the event of a default by any Selling Securityholders pursuant to this Section, either the Representatives or the Company or the non-defaulting Selling Securityholders shall have the right to postpone the First Closing Date for a period not exceeding five full business days in order to effect any required changes in the Registration Statement or Prospectus or in any other document or arrangements.

     If the Company shall fail at the First Closing Date to sell and deliver the number of shares of Stock which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

     No action taken pursuant to this Section shall relieve the Company or any Selling Securityholders so defaulting from liability, if any, in respect of such default.

     13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Dean Witter Reynolds Inc. at Two World Trade Center, 65th Floor, New York, New York 10048, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representative(s) or, if sent to the Company or any of the Selling Securityholders, shall be mailed, delivered or telegraphed and confirmed c/o Pediatrix Medical Group, Inc. at 1455 Northpark Drive, Ft. Lauderdale, Florida 33326; Attention: Roger Medel.

     14. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Securityholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Securityholders contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or any Selling Securityholder within the meaning of Section 15 of the Act.

     15. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The Company and the Selling Securityholders hereby consent to personal jurisdiction in the State of New York and voluntarily submit to the jurisdiction of the courts of such state, including the federal district courts located in such state, in any proceeding with respect to this Agreement.

     16. Counterparts. This Agreement may be executed by one or more parties hereto in any number of counterparts each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives jointly or by Dean Witter Reynolds Inc., as representatives of the several Underwriters, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Securityholders.

     Any person executing and delivering this Agreement as Attorney-in-fact for a Selling Securityholder represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Securityholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                 Very truly yours,

                                 PEDIATRIX MEDICAL GROUP, INC.


                          By:
                              -------------------------------------------
                                 Roger J. Medel
                                 President and Chief Executive Officer


                                 SELLING SECURITYHOLDERS LISTED IN
                                 SCHEDULES B AND C


                          By:
                              -------------------------------------------
                                 Roger J. Medel
                                 Attorney-in-fact


                          By:
                              -------------------------------------------
                                 Cathy J. Lerman
                                 Attorney-in-fact

                                 Acting on their own behalf and on behalf of the Selling Securityholders listed in Schedules B and C.

Accepted and delivered on and
as of the date first above written:

DEAN WITTER REYNOLDS INC.
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
HAMBRECHT & QUIST LLC
SMITH BARNEY INC.



     Acting on their own behalf and as
     Representatives of the several Underwriters referred to in the foregoing Agreement.


By DEAN WITTER REYNOLDS INC.



By:
    -----------------------------------
    Authorized Signature

                                   SCHEDULE A

                                                     NUMBER OF
                                                     SHARES OF
                                                      COMMON
 NAME                                               STOCK TO BE
                                                     PURCHASED
- -----                                               -----------
Dean Witter Reynolds Inc.

Alex. Brown & Sons Inc.

Donaldson, Lufkin & Jenrette Securities Corporation

Hambrecht & Quist LLC

Smith Barney Inc.









































                                                      ---------
 TOTAL.............................................   5,000,000
                                                      =========

<Captio>

                                                            SCHEDULE B


                SELLING SECURITYHOLDER
                                                                                                NUMBER OF
                                                                                                SHARES OF
                                                                                             COMMON STOCK TO
                                                                                                   BE
                                                                                                  SOLD
                                                                                               ---------
Summit Investors II, L.P.............................................................          1,500,000

Summit Ventures III, L.P.............................................................

K. Steven Haskins, M.D...............................................................            300,000

Stefan R. Maxwell, M.D...............................................................            300,000

Gregory Melnick, M.D.................................................................            300,000

______________ Melnick...............................................................

Brian D. Udell, M.D..................................................................            300,000

Carlos A. Perez, M.D.................................................................            300,000

Roger Medel, M.D.....................................................................            500,000


                                                                                               ---------
                                                                                               3,500,000
                Total...............................................................           =========



                                                                29

                                   SCHEDULE C


                                                        NUMBER OF
                                                        SHARES OF
                                                     OPTION STOCK TO
 OPTION SELLING SHAREHOLDERS                             BE SOLD
- ----------------------------                        -----------------
Summit Investors II, L.P....                            500,000

Roger Medel, M.D............                            250,000




                                                        -------
TOTAL.......................                            750,000
                                                        =======

                                   SCHEDULE D

     SHAREHOLDER LOCKUP AGREEMENTS

     Summit Investors II, L.P.
     Summit Ventures III, L.P.
     Roger J. Medel
     Virginia B. Turnier
     K. Steven Haskins
     Stefan R. Maxwell
     Gregory Melnick
     _______ Melnick
     Carlos A. Perez
     Richard J. Stull
     Lawrence M. Mullen
     Cathy J. Lerman
     Brian D. Udell
     Fredrick V. Miller
     E. Roe Stamps
     Bruce R. Evans

                                5,000,000 SHARES

                         PEDIATRIX MEDICAL GROUP, INC.


                                  COMMON STOCK


                               PRICING AGREEMENT


                                                                   July __, 1996


DEAN WITTER REYNOLDS INC.
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
HAMBRECHT & QUIST LLC
SMITH BARNEY INC.

     As Representatives of the several Underwriters
     c/o Dean Witter Reynolds Inc.
     2 World Trade Center
     65th Floor
     New York, New York 10048

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated July __, 1996 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Dean Witter Reynolds Inc., Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Hambrecht & Quist LLC and Smith Barney Inc. are acting as representatives (the "Representatives"), of the above shares of Common Stock (the "Common Stock") of Pediatrix Medical Group, Inc. ("Company").

     Pursuant to Section 3 of the Underwriting Agreement, the Company and each Selling Securityholder agree with each Underwriter as follows:

     1. The initial public offering price per share for the Stock, determined as provided in Section 3, shall be $_____.

     2. The purchase price per share for the Stock to be paid by the several Underwriters shall be $_____ (the "Purchase Price").

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart thereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Selling Securityholders and the Company in accordance with its terms.

                                     Very truly yours,

                                     PEDIATRIX MEDICAL GROUP, INC.


                               By:
                                   ------------------------------------
                                     Roger J. Medel
                                     President and Chief Executive Officer


                                     SELLING SECURITYHOLDERS LISTED IN
                                     SCHEDULES B AND C


                               By:
                                   ------------------------------------
                                     Roger J. Medel
                                     Attorney-in-fact


                               By:
                                   ------------------------------------
                                     Cathy J. Lerman
                                     Attorney-in-fact

                                     Acting on their own behalf and on behalf of the Selling Securityholders listed in Schedules B and C.

Accepted and delivered on and
as of the date first above written:

DEAN WITTER REYNOLDS INC.
ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
HAMBRECHT & QUIST LLC
SMITH BARNEY INC.



     Acting on their own behalf and as
     Representatives of the several Underwriters referred to in the foregoing Agreement.


By DEAN WITTER REYNOLDS INC.




                 By:
                    ------------------------------
                      Authorized Signature